Registration No. 333-

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                       MOTORCAR PARTS & ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)

           NEW YORK                                              11-2153962
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

2727 MARICOPA STREET, TORRANCE, CALIFORNIA                          90503
 (Address of Principal Executive Offices)                         (Zip Code)

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                            (Full title of the plans)

                            RICHARD MARKS, PRESIDENT
                       MOTORCAR PARTS & ACCESSORIES, INC.
                         2727 MARICOPA STREET, TORRANCE,
                           CALIFORNIA 90503 (Name and
                          address of agent for service)

                                  310-212-7910
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                               GARY J. SIMON, ESQ.
                       PARKER CHAPIN FLATTAU & KIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 704-6374

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities   Amount to Be   Proposed Maximum Offering      Proposed Maximum              Amount of
to Be Registered      Registered(1)      Price per Share(2)    Aggregate Offering Price(2)  Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par     4,500 shares         $   8.125                 $    36,563                $   11.08
value $.01 per share  3,000 shares            19.125                      57,375                    17.39
                      7,500 shares            19.5625                    146,719                    44.46
--------------------------------------------------------------------------------------------------------------------
Common Stock, par     15,000 shares        $   13.44                 $   201,600                $   61.09
value $.01 per share  15,000 shares           19.5625                    293,438                    88.92
--------------------------------------------------------------------------------------------------------------------
              TOTAL   45,000 shares                                  $   735,695                $  222.94
====================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1996 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h): (i) with respect to outstanding options to purchase 4,500 shares under the 1994 Non-Employee Director Stock Option Plan (the "1994 Plan"), the exercise price thereof of $8.125 per share; (ii) with respect to outstanding options to purchase 3,000 shares under the 1994 Plan, the exercise prise thereof of $19.125 per share; (iii) with respect to outstanding options to purchase 15,000 shares under the 1996 Stock Option Plan (the "1996 Plan"), the exercise price thereof of $13.44 per share; and (iv) the average of the bid and asked prices per share of the registrant's Common Stock on the Nasdaq National Market on October 13, 1997 with respect to the remaining 7,500 and 15,000 shares subject to future grant under the 1994 Plan and the 1996 Plan, respectively.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 0-23538) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference: the Company's (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended on Amendment No. 1 on Form 10-K/A filed July 29, 1997 and as amended on Amendment No. 2 on Form 10-K/A filed August 11, 1997;
(b) the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; and (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 2, 1994 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

           All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modi fied or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

           Article Seventh of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides, in general, that the Company may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh of the Certificate of Incorporation also provides that the Company may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders, agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

           In   accordance   with  that   provision   of  the   Certificate   of
Incorporation, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

           Each officer and director of the Company is party to an Indemnification Agreement dated September 25, 1997, which contains, among other things, provisions whereby, subject to the terms of the Agreement, the Company shall indemnify such officer or director if the officer or director is made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, including one by or in the right of the Company or by or in the right of any other entity which such officer or director served in any capacity at the request of the

Company by reason of the fact that such officer or director is or was an officer or director of the Company or served another entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or appeal therein. Indemnification would not be available under the Agreement if a judgment or other final adjudication adverse to such officer or director establishes that
(i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS.

              Exhibit
              Number

               4.01 Restated Certificate of Incorporation of the Company as filed with the Department of State of the State of New York on January 25, 1994 (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, File No. 33-74528 (the "Registration Statement")).

               4.02 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Registration Statement).

               4.03           1996 Stock Option Plan.

               4.04 1994 Non-Employee Director Stock Option Plan (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995).

               5.01           Opinion  and  consent of Parker  Chapin  Flattau &
                              Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

               23.01          Consent of Richard A. Eisner & Company, LLP.

               23.02 Consent of Parker Chapin Flattau & Klimpl, LLP (contained in Exhibit 5.01).

               24.01 Power of Attorney (contained in the signature page to this registration statement).

ITEM 9.    UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of September, 1997.

                                              MOTORCAR PARTS & ACCESSORIES, INC.

                                              By:  /S/ MEL MARKS
                                                 -------------------------------
                                                  Mel Marks
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mel Marks and Richard Marks, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE                      TITLE

/S/ MEL MARKS            Chairman of the Board and          September 25, 1997
----------------------   Chief Executive Officer
  Mel Marks


/S/ RICHARD MARKS        President and Chief Operating      September 25, 1997
----------------------   Officer
  Richard Marks


   /S/ PETER BROMBERG    Chief Financial Officer            September 25, 1997
----------------------
  Peter Bromberg


   /S/ KAREN BRENNER     Director                           September 25, 1997
----------------------
  Karen Brenner


   /S/ SELWYN JOFFE      Director                           September 25, 1997
----------------------
  Selwyn Joffe


   /S/ MEL MOSKOWITZ     Director                           September 25, 1997
----------------------
  Mel Moskowitz


 /S/ MURRAY ROSENZWEIG   Director                           September 25, 1997
----------------------
  Murray Rosenzweig



   /S/ GARY SIMON        Director                           September 25, 1997
----------------------
  Gary Simon

                                  EXHIBIT INDEX

 Exhibit
  Number                                                              Page No.
  ------                                                              --------

    4.01 Restated Certificate of Incorporation of the Company as filed with the Department of State of the State of New York on January 25, 1994 (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, File No. 33-74528 (the "Registration Statement")).

    4.02       By-Laws  of  the   Company   (Incorporated   by
               reference  to Exhibit 3.2 to the Regis  tration
               Statement).

    4.03       1996 Stock Option Plan.

    4.04       1994  Non-Employee  Director  Stock Option Plan
               (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995).

    5.01       Opinion and consent of Parker Chapin  Flattau &
               Klimpl, counsel to the Company, as to the legality of the securities being offered.

    23.01      Consent of Richard A. Eisner & Company, LLP.

    23.02      Consent  of  Parker  Chapin  Flattau  &  Klimpl
               (contained in Exhibit 5.01)

    24.01 Power of Attorney (contained in the signature page to this registration statement).